SECOND AMENDED AND RESTATED REGULATIONS OF THE MARZETTI COMPANY (the “Corporation”) Dated as of June 27, 2025 ARTICLE I. MEETINGS OF SHAREHOLDERS SECTION 1.01. ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held each year at such time and on such business day as the directors may determine. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat and such other business transacted as may properly be brought before the meeting. SECTION 1.02. SPECIAL MEETING. Special meetings of the shareholders may be called at any time by the President, by the directors by action at a meeting or a majority of the directors acting without a meeting, or by shareholders holding 50% or more of the voting power of the then outstanding shares entitled to vote in an election of directors, taken together as a single class (“Voting Shares”). Such meetings may be held within or without the State of Ohio at the time and place fixed by directors (or the President if the President calls such special meeting) and for any proper purpose specified in the notice thereof. SECTION 1.03. NOTICE OF MEETINGS. Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to notice as provided by law, not less than seven nor more than ninety days before the date of the meeting. Such notice may be given by or at the direction of the Secretary of the Corporation, or such other officer as is designated by the Board of Directors, by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. SECTION 1.04. PERSONS BECOMING ENTITLED TO SHARES BY OPERATION OF LAW OR TRANSFER. Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which prior to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares. SECTION 1.05. QUORUM AND ADJOURNMENTS. Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the Voting Shares, present in person or by proxy, shall constitute a quorum; provided, that, any annual meeting duly called, whether a quorum is present or otherwise, may be adjourned from time to time by the chairman of the meeting or by the vote of the holders of a majority of the Voting Shares represented thereat. Except as otherwise required by law or by the Articles of Incorporation or these Regulations, if the notice of an adjourned special meeting of shareholders states that it will be held with those present constituting a quorum, then the holders of the shares of stock who are present in person or by proxy at the meeting will constitute a quorum for all purposes. If a meeting is adjourned for more than 30 days or if after an adjournment a new record date is fixed for an adjourned meeting, then a written notice of the place, date and time of the adjourned meeting must be given to each Exhibit 3.2 shareholder entitled to vote at the adjourned meeting. When a meeting is otherwise adjourned to another place, date or time, notice of the adjourned meeting does not need to be given so long as the place, date and time of the adjourned meeting are announced at the meeting at which the adjournment is taken. SECTION 1.06. ORGANIZATION OF MEETINGS. The Board of Directors will designate a chairman for each meeting of shareholders. In the absence of such a designation, the highest ranking officer of the Corporation who is present at the meeting will act as chairman of the meeting. The chairman will call the meeting to order, act as chairman of the meeting, appoint the secretary of the meeting, an inspector or inspectors of elections for the meeting and such other functionaries as the chairman deems necessary or appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at the meeting, by ruling on all procedural questions that may arise during or in connection with the meeting, and by determining whether any nomination of a director nominee or business proposed to be brought before the meeting has been properly brought before the meeting. SECTION 1.07. CONDUCT OF BUSINESS. At an annual meeting of shareholders, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) in accordance with Section 1.03, (2) otherwise properly brought before the annual meeting by the chairman of the meeting or by or at the direction of the Board of Directors, or (3) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with this Section 1.07. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (1) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Regulations and at the time of such annual meeting, (2) be entitled to vote at such meeting, and (3) have given timely notice in proper written form thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days before the meeting; provided, however, that in the event that less then seventy-five (75) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall the public disclosure of any postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice. To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Related Person; (3) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends (a) to be a holder of record of stock of the Corporation at the time of the annual meeting and (b) to appear in person or by proxy at the annual meeting to bring such business before the annual meeting; (4) the class and number of any securities of the Corporation that are owned beneficially or of record by the shareholder proposing such business and any Shareholder Related Person; (5) a description of (a) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the shareholder or any Shareholder Related Person and (b) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such shareholder or any Shareholder Related Person; (6) a description of any proxy, transaction, agreement, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Related Person has a right to vote any shares of any of the Corporation’s securities; (7) a description of all arrangements or understandings between or among any of (a) the shareholder giving the notice, (b) any

Shareholder Related Person, and (c) any other person relating to the proposal of such business by such shareholder and any material interest of such shareholder or any Shareholder Related Person in such business; and (8) whether either the shareholder giving the notice or any Shareholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to approve the proposal. For purposes of this Section 1.07 and Section 2.03, a “Shareholder Related Person” of any shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, (3) any person controlling, controlled by or under common control with such Shareholder Related Person, and (4) any Person on whose behalf a notice is given. Notwithstanding the foregoing provisions of this Section 1.07, in order to include information regarding a stockholder proposal in the Company’s proxy statement for an annual meeting of shareholders, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.07. Nothing in this Section 1.07 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Secretary or such other officer as is designated by the Board of Directors pursuant to Section 1.03 or (ii) otherwise brought before the meeting by the chairman of the meeting or by or at the direction of a majority of the whole Board. The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 1.07 will be made by the chairman of the meeting. If the chairman of the meeting determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered. SECTION 1.08. PROXIES AND VOTING AT MEETINGS. Every shareholder entitled to vote at any meeting of shareholders may vote in person or by proxy. Proxies may be in any form permitted by Chapter 1701 of the Ohio Revised Code or any successor provision thereto; provided that the Board of Directors may establish specific rules for the verification of proxies as may be necessary or appropriate to ensure an accurate count of votes. Voting for the election of directors must be by stock vote. Except as otherwise required by law or by the Articles of Incorporation or these Regulations, all other voting may be by voice vote without regard to stock. However, a stock vote must be taken if it is demanded by a shareholder entitled to vote or by his or her proxy. Except as otherwise required by law, stock votes need not be taken by written ballot. Every stock vote must be counted by the inspector or inspectors of election for the meeting. Except as otherwise required or provided for by law or by Articles of Incorporation or these Regulations, (1) each shareholder will have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting, and (2) all elections or voting will be determined by a plurality of votes cast. SECTION 1.09. SHAREHOLDERS’ LIST. A complete list of shareholders entitled to vote will be prepared for each meeting of shareholders. The shareholders’ list will be arranged alphabetically for each class of stock and will set forth the name and address of each shareholder and the number of shares registered in his name. The shareholders’ list must be available throughout the meeting at the place of the meeting and may be examined by any shareholder or his proxy present at the meeting for any purpose relevant to the meeting. The shareholders’ list will presumptively determine the identity of shareholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 1.10. NO WRITTEN CONSENT IN LIEU OF MEETING OF SHAREHOLDERS. Actions by shareholders, including but not limited to any action adopting, amending or repealing these Regulations or any new Regulations, may be taken only at meetings of shareholders. Actions may not be taken by a consent in writing setting forth the action to be taken and signed by shareholders. ARTICLE II. DIRECTORS SECTION 2.01. POWERS. Except as otherwise required or provided for by law or by the Articles of Incorporation or these Regulations, the Board of Directors may exercise all powers and do all acts and things that may be exercised or done by the Corporation. SECTION 2.02. NUMBER. The number of directors may be determined by the vote of the holders of a majority of the Voting Shares present in person or by proxy at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office; provided that the number of directors shall in no event be fewer than six (6) nor more than twelve (12). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors. SECTION 2.03. NOMINATION. Except as may be otherwise provided in the Articles of Incorporation or any designation of terms of the Corporation’s preferred stock Designation, only persons who are nominated in accordance with this Section 2.03 will be eligible for election as Directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at an annual meeting of shareholders only (1) by or at the direction of the Board of Directors or a committee thereof or (2) by a shareholder who (a) is a shareholder of record at the time of giving of notice provided for in this Section 2.03 and at the time of such annual meeting, (b) is entitled to vote for the election of directors at such meeting, (c) makes the nomination pursuant to timely notice in proper written form to the Secretary, and (d) otherwise complies with the procedures set forth in this Section 2.03. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days before the meeting; provided, however, that in the event that less then seventy-five (75) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In no event shall the public disclosure of any postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice of a nomination. To be in proper written form, such shareholder’s notice of a nomination must set forth or include: (1) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and any Shareholder Related Person; (2) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends (a) to be a holder of record of stock of the Corporation at the time of the annual meeting and (b) to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (3) the class and number of any securities of the Corporation owned beneficially or of record by the shareholder giving the notice and by any Shareholder Related Person; (4) a description of (a) any derivative positions in any securities of the Corporation directly or indirectly held or beneficially owned by the shareholder or any Shareholder Related Person and (b) any hedging or other transaction or series of transactions, agreement, arrangement or understanding with respect to any of the Corporation’s securities entered into or made by such shareholder or any Shareholder Related Person; (5) a description of any proxy, transaction, agreement, arrangement, understanding or relationship pursuant to which such shareholder or any Shareholder Related Person has a right to vote any shares of any of the Corporation’s securities; (6) a description of all arrangements or understandings between or among any of (a) the shareholder giving the notice, (b) any Shareholder Related Person, and (c) each nominee; (7) all information regarding each nominee proposed by the shareholder giving the notice that would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to

Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including the signed consent of each nominee to be named as a nominee and to serve as a director of the Corporation if so elected; (8) with respect to each nominee proposed by the shareholder giving the notice, a Nominee Questionnaire and a Nominee Representation and Agreement, each completed and signed by the nominee; and (9) whether either such shareholder or, beneficial owner or Shareholder Related Person intends to deliver a proxy statement and form of proxy to the holders of at least the percentage of shares of the Corporation entitled to vote that is required to elect such nominee or nominees. For purposes of this Section 2.03, (1) a “Nominee Questionnaire” means a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request) and (2) a “Nominee Representation and Agreement” means a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with the provisions of these Regulations and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a special meeting of shareholders only if properly brought before the meeting. To be properly brought before a special meeting, the nomination must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Secretary or such other officer as is designated by the Board of Directors pursuant to Section 1.03 or (ii) made by the chairman of the meeting or by or at the direction of a majority of the whole Board. Notwithstanding the foregoing provisions of this Section 2.03, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03. The chairman of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Section 2.03, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. SECTION 2.04. CLASSIFICATION, TERM OF OFFICE AND ELECTION OF DIRECTORS. If the number of director determined in accordance with the provisions of Section 2.02 of these Regulations is nine (9) or more, then the director will be classified into three classes, “Class 1,” “Class 2” and “Class 3,” respectively. If the number of directors determined in accordance with the provisions of Section 2.02 of these Regulations is six (6) or more but less than nine (9), then the directors will be classified into two classes, designated “Class 1” and “Class 2,” respectively. The number of directors constituting each class will, as nearly as possible, be equal. However, if the number of directors constituting the whole Board of Directors is not evenly divisible by the number of classes of directors, then the number of directors constituting each class will be such that (1) the difference between the number of directors constituting each class is not greater than one, (2) the number of Class 3 directors, if any, is greater than or equal to the number of Class 2 directors and the number of Class 1 directors, and (3) the number of Class 2 directors is greater than or equal to the number of Class 1 directors. The terms of office of each class of directors will be three years and will be staggered such that the term of office of one class of directors will expire at each annual meeting. Each director will hold office for the term for which he or she is elected or appointed and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting but unless so requested such election may be conducted in any way approved at such meeting.

SECTION 2.05. INCREASE OR DECREASE IN THE NUMBER OF DIRECTORS. Whenever the number of directors constituting the whole Board of Directors is increased between annual meetings, a majority of the directors then in office may appoint the new director or directors. The term of office of such new director or directors will be for the balance of the terms of the directors of the class to which such new director is appointed and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. Any decrease in the number of directors constituting the whole Board of Directors will not become effective until the expiration of the term or terms of the directors of each class affected by the decrease. However, a decrease in the number of directors constituting the whole Board of Directors may become effective at any time to the extent that there are vacancies on the Board of Directors which are being eliminated by the decrease. SECTION 2.06. VACANCY. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to Section 2.02 hereof. Except in cases where a director is removed as provided by law and these Regulations, and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. If any directors resign effective as of a future date, then a majority of the remaining directors, including the resigning directors may appoint a successor. The term of office of the successor will be the unexpired term of the director he or she succeeds and until his or her successor is elected or qualified. SECTION 2.07. REMOVAL OF A DIRECTOR. A director may be removed by holders of a majority of the shares then entitled to vote for the election of directors, but only for cause. Except as otherwise required or provided for by law, cause to remove a director will be construed to exist only if the director whose removal is proposed (1) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or (2) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal. SECTION 2.08. QUORUM AND ADJUSTMENTS. One third of the directors constituting the whole Board of Directors, but not less than two directors, shall constitute a quorum; provided, that, any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as otherwise provided in the Articles of Incorporation or these Regulations or as otherwise authorized by law. SECTION 2.09. ORGANIZATION MEETING. Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable. SECTION 2.10. REGULAR MEETINGS. Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for. SECTION 2.11. SPECIAL MEETINGS. Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chief Executive Officer, the Chairman of the Board, or by one-third of the directors then in office. Written notice of each such meeting shall be given to each director by personal delivery or by mail, telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication, not less than one day prior to such meeting or such shorter notice as the directors shall deem necessary and warranted under the circumstances. Any directors may waive in writing notice of any meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

SECTION 2.12. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Regulations, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law. SECTION 2.13. PARTICIPATION IN MEETINGS BY TELEPHONE. Members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of the Board of Directors or committee of the Board of Directors by means of telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation constitutes presence in person at such meeting. SECTION 2.14. COMPENSATION. Directors shall receive such compensation and expense reimbursement for attendance at each meeting of the Board of Directors or of any Committee thereof and/or such salary as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. ARTICLE III. COMMITTEES SECTION 3.01. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may establish one or more committees of the Board of Directors to consist of not less than three directors. The committees of the Board of Directors will have the powers and duties properly delegated to them by the Board of Directors. Without limiting the foregoing, the Board of Directors may empower a committee of the Board of Directors to declare a dividend or authorize an issuance of stock. However, all powers and duties delegated to each committee of the Board of Directors must be specified in a resolution of the Board of Directors. The Board of Directors will appoint the directors who will be members of each committee. The Board of Directors may also appoint alternative members to replace any absent or disqualified member of any committee. All committee members may be removed or replaced by the Board of Directors at any time. SECTION 3.02. CONDUCT OF BUSINESS. Except as otherwise required by law or by the Articles of Incorporation or these Regulations, each committee may determine the procedural rules for meeting and conducting its business. However, (1) adequate provision will be made for notice to members of all meetings; (2) one-third of the members will constitute a quorum; (3) all matters will be determined by a majority vote of the members present; and (4) action may be taken by any committee without a meeting if all members of the committee consent in writing and the writing or writings are filed with the minutes of the proceedings of such committee. ARTICLE IV. OFFICERS SECTION 4.01. ELECTION. The elected officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers including a Chairman of the Board as may from time to time be appointed by the Board of Directors. Any two or more offices may be held by the same person. All officers of the Corporation whose authority is derived directly from the provisions of this Article IV shall be elected by the Board of Directors. The officers of the Corporation shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors. SECTION 4.02. TERM. The officers of the Corporation shall be elected annually at the organization meeting of the Board of Directors and shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, removal, or such shorter period as may be designated by the Board of Directors. Any officer may be removed at any time, with or without cause, by the Board of Directors. A vacancy in any office, however created, may be filled by the Board of Directors at any regular or special meeting. SECTION 4.03. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall have the authority, perform the duties and exercise the power usually incident to the office of Chairman of the Board and/or assigned to him or her by the Board of Directors. SECTION 4.04. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision over the business of the Corporation and shall direct the affairs and policies of the Corporation. The Chief Executive Officer shall also be entitled to exercise the powers of the President, however conferred. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Regulations or by the Board of Directors. SECTION 4.05. PRESIDENT. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. SECTION 4.06. VICE PRESIDENT. Each Vice President of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of Vice President and/or assigned to him or her from time to time by the Board of Directors or the President. SECTION 4.07. SECRETARY. The Secretary of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of the Secretary of the Corporation and/or assigned to him or her from time to time by the Board of Directors or the President. The Secretary of the Corporation shall record the proceedings of the meetings of the shareholders and of the directors in a minute book maintained for such purpose. SECTION 4.08. TREASURER. The Treasurer of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of Treasurer of the Corporation and/or assigned to him or her from time to time by the Board of Directors or the President. SECTION 4.09. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these Regulations. SECTION 4.10. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chief Executive Officer will have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation. ARTICLE V. INDEMNIFICATION OF DIRECTORS AND OFFICERS LIABILITY SECTION 5.01. INDEMNIFICATION. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Any amendment, repeal or modification of this Section 5.01 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities assessed against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) assessed against them or incurred by them arising out of their service to the Corporation as contemplated herein. ARTICLE VI. CAPITAL STOCK SECTION 6.01. STOCK CERTIFICATES. Shares of stock in the Corporation may be certificated or uncertificated as provided by the Ohio general corporation law, provided that every holder of stock in the Corporation shall be entitled to certificates signed by the President or a Vice President and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth additional material as is required by law. SECTION 6.02. TRANSFERS. The shares of stock of the Corporation shall be transferable in the manner prescribed by laws of the State of Ohio. Transfers of stock shall be made on the share transfer books of the Corporation only by the person named in the certificate or by an attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be canceled when the new certificate shall be issued. SECTION 6.03. REGISTERED HOLDERS. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options are registered on the record of shareholders, warrant holders, right holders or options holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof. SECTION 6.04. NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and any transfer agent and/or registrar against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when it is proper to do so. ARTICLE VII. MISCELLANEOUS

SECTION 7.01. PROVISION ARTICLES OF INCORPORATION. These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time. SECTION 7.02. RECORD DATES. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be, unless the Articles of Incorporation specify a shorter or a longer period for such purpose. SECTION 7.03. AMENDMENTS. These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, either (i) by the affirmative vote of a majority of the holders of the stock entitled to vote for the election of directors voting as a single class, or (ii) to the extent permitted by Chapter 1701 of the Ohio Revised Code or any successor provision thereto, by the Board of Directors, except that the provisions of Sections 1.02, 1.06, 2.02, 2.03, 2.04, 2.07 and this Section 7.03 may not be altered, changed or amended in any respect, or superseded by new Regulations in whole or in part except by the affirmative vote of the holders of 80% of stock entitled to vote for the election of directors, voting as a single class. SECTION 7.04. FISCAL YEAR. The fiscal year of the Corporation shall be as fixed by the Board of Directors. These Second Amended and Restated Regulations supersede the existing Regulations of the Corporation.